HOME PORT BANCORP, INC.

DIRECTORS RESTRICTED STOCK OPTION PLAN

Section 1. Purposes of the Plan.

         The purposes of this Restricted  Stock Option Plan (the "Plan") are to:
(i) assist Home Port Bancorp, Inc. (the "Home Port") in its efforts to attract and retain directors who are not employees or paid consultants under a written consulting agreement of Home Port or its affiliates ("Participants") with the experience and ability necessary to provide value to Home Port as members of the Board of Directors, and (ii) associate more closely the interests of the Participants with those of Home Port's stockholders.

         Capitalized terms used herein not otherwise defined shall have the meanings acribed thereto in Section 7, below.

Section 2. Shares of Stock Subject to the Plan.

         The number of shares of Common Stock that may be the subject of awards under this Plan shall not exceed an aggregate of 25,000. Shares to be delivered under this Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason terminate, are canceled or otherwise expire unexercised, and any shares reacquired by Home Port due to: (i) restrictions imposed on the shares; (ii) payment made hereunder in stock of equivalent value rather than in cash; and/or
(ii) any other reason, shall at such time, no longer be included in calculating the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares then eligible for awards under this Plan does not exceed 25,000, and second, that the number of shares then eligible for further awards shall not be increased in any way that would cause this Plan or any Stock Option to fail to comply with Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

Section 3. Administration.

         (a) The Committee. This Plan shall be administered by the Compensation Committee designated by the Board of Directors of Home Port (the "Committee"). A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.
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         No person  shall be  eligible to be a member of the  Committee  if that person's membership would prevent the Plan from complying with Section 16 of the 1934 Act. The Committee shall consist of at least two members of the Board of Directors, and,if grants of options hereunder are made outside of the Formula (defined in subparagraph (b) of this Section 3), no member of the Committee (while a member thereof) shall be eligible to participate in the Plan, nor may any person be appointed to the Committee unless he or she was not eligible to participate in this Plan or any other plan of Home Port at any time within the one-year period immediately prior to such appointment as provided in Rule 16b-3 promulgated under the 1934 Act.

         (b) Formula for Awards. Each incumbent member of Home Port Board of Directors who is a Participant shall be offered a grant of options to purchase up to 5,000 shares of Common Stock, 20% of which shall vest upon grant, and 20% of which shall vest upon each of the first, second, third and fourth anniversaries of the grant therof, at an exercise price equal to the average of the bid and asked prices of the Common Stock for the twenty days of trading immediately preceding the date of such grant. In the event of and immediately upon the occurrence of a Change of Control of Home Port, all options granted under the Plan shall become fully vested.

         (c) Authority and Discretion of the Committee. Subject to the express provisions of this Plan and provided that all actions shall be consistent with the purposes of this Plan, the Committee shall: (i) establish the terms and conditions upon which Stock Options may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made; or compensation paid, to each Participant; (ii) make or alter any restrictions and conditions upon Stock Options and the Stock received upon exercise thereof, including, but not limited to, providing for limitations on each Participant's right to retain any Common Stock owned by each Participants upon termination of his or her role as a director of Home Port; (iii) determine whether any conditions related to the exercise of Stock Options have been met; and (iv) adopt such other rules and regulations, and establish, define and/or interpret such rules and regulations as well as any other terms and conditions, and make all determinations (which may bo on a case-by-case basis) the Committee deems necessary or desirable for the administration of this Plan.

Section 4. Terms of Stock Options.

         (a) Agreements. Every grant of a Stock Option shall be evidenced by a written agreement between Home Port and the Participant awarded the Stock
Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this Plan) as the Committee may determine. The agreement shall include the following (or similar) statement. "This stock option is not intended to be an Incentive Stock Option, as that term is described in
Section 422 of the Internal Revenue Code of 1986, as amended."

         (b) Term. Stock Options shall be for such periods as may be determined by the Committee. In no event may a Stock Option be exercisable (notwithstanding provisions, if any, for exercise in installments) subsequent to ten years after the date of teh grant.
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         (c) Purchase Price. The purchase price of shares purchased  pursuant to the exercise of any Stock Option shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise.

         (d) Restrictions. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

         (e) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, Home Port may be required to collect income or other taxes upon the grant of a Stock Option to, or the exercise of a Stock Option by, a holder. Home Port may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay Home Port the amount of any taxes which Home Port may determine is required to be withheld or collected, and the Participant shall comply with such requirement or demand. Home Port shall have the discretion to withhold shares to be received upon exercise of a Stock Option in lieu of collecting payment for taxes.

         (f) Securities Law Compliance. Upon exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Option shall make such representations and furnish such information as may, in the opinion of counsel for Home Port, be appropriate to permit Home Port to issue or transfer Stock in compliance with the provisions of applicable federal or state securiteis laws. Home Port, in its discretion, may postpone the issuance and delivery of shares upon any exercise of a Stock Option until completion of registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as Home Port may consider appropriate. Home Port is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration is required and obtaining an exemption from registration is not practical or available. Home Port may require that prior to the issuance or transfer of Stock upon exercise of a Stock Option, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that Home Port deems necessary or advisable under any applicable federal and state securities laws. Certificates of Common Stock issued hereunder may bear a legend reflecting such restrictions.

         (g) Right to Stock Option. Neither this Plan nor any aciton taken hereunder shall be construed as giving any person any right to be retained in the employ of Home Port. Nothing contained hereunder shall be construed as giving any parent, subsidiary, or other affiliate, shall be laible for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilitiess with respect to this Plan, and Home Port hereby agrees to indemnify the
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         members of the Board of Directors,  the members of the  Committee,  and the employees of Home Port and subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, ommission, interpretation, construction or determination to the full extent permitted by law.

Section 5. Amendment and Termination; Adjustments Upon Changes in Stock.

         The Board of Directors of Home Port may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part; provided, however, that neither the Board of Directors nor the Committee may amend or modify the definition of Participants, materially increase the benefits accruing to Participants, increase the number of shares of Common Stock reserved for purposes of this Plan, extend the term of this Plan, materially modify the requirements to be a Partipant in this Plan, or otherwise modify this Plan in any way or manner requiring the approval of the Stockholders under the Internal Revenue Code of 1986, or rules and regulations thereunder, under Section 16 of the 1934 Act, or rules and regulations thereunder, or applicable rules of the stock exchange or automated system upon which Home Port's securities are traded (an "Exchange Rule"), without Stockholder Approval, and compliance with any applicable law, rules, or regulations. Except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of a Participant to whom a Stock Option has been granted, without such Participant's consent. If there shall be any change of the Common Stock or any Stock Option granted under this Plan resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change of the corporate structure of Home Port, appropriate adjustments may be made by the Committee (or if Home Port is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) of the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding options. In connection with the foregoing, the Committee (or, as provided in this Section 5, the Board of Directors of the surviving corporation or its designee) may issue new Stock Options in exchange for outstanding Stock Options.

Section 6. Effective Date and Term of the Plan.

         The effective date of this Plan shall be deemed to be May 1, 1998 (the "Effective Date") and awards under this Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.

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Section 7. Definitions.

         "Change of Control" shall mean the occurrence of any of the following events:

         (i)  failure,   at  any  annual  or  special  meeting  of  Home  Port's
shareholders following an "election contest" subject to Rule 14a-11 (as promulgated under the Securities Exchange Act of 1934), of any of the persons nominated by Home Port to win election to the Board of Directors; or

         (ii) consummation of a "tender offer" (within the meaning of Rule 14d-2 as promulgated under the Securities Exchange Act of 1934) for stock of Home Port; or

         (iii) Home Port or any subsidiary thereof is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-oustanding securities of such surviving, resulting or reorganized corporation or persom immediately after such transaction, is held in the aggregate by the holders of securities entitled to vote generally in the election of directors of Home Port immediately prior to such transaction; or

         (iv) the acquisition by any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Home Port, directly or indirectly, of "beneficial ownership" (as such term is defined in Ruel 13d-3 as promulgated under the Securities Exchange Act of 1934) or the right which, through the passage of time, would permit the holder to acquire "beneficial ownership" of securities representing 20% or more of the total number of votes that may be cast for the election of directors of Home Port.

         "Common Stock" is the $.01 par value Common Stock of Home Port.

         "Section 16 of the 1934 Act" means Section 16 of the Securities Exchange Act of 1934, as amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

         "Stock Options" are rights granted pursuant to this Plan to purchase shares of Common Stock at a fixed price.